Exhibit 99.3
IndyMac Bancorp, Inc. Fourth Quarter Review

Forward-looking Statements Certain statements contained in this presentation may be deemed to be forward-looking statements within the meaning of the federal securities laws. Words such as "anticipate," "believe," "estimate," "expect," "project," "plan," "forecast," "intend," "goal," "target," and similar expressions, as well as future or conditional verbs, such as "will," "would," "should," "could," or "may," identify forward-looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including: the effect of economic and market conditions including, but not limited to, the level of housing prices, industry volumes and margins; the level and volatility of interest rates; Indymac's hedging strategies, hedge effectiveness and overall asset and liability management; the accuracy of subjective estimates used in determining the fair value of financial assets of Indymac; the various credit risks associated with our loans and other financial assets, including increased credit losses due to demand trends in the economy and the real estate market and increased delinquency rates of borrowers; the adequacy of credit reserves and the assumptions underlying them; the actions undertaken by both current and potential new competitors; the availability of funds from Indymac's lenders, loan sales, securitizations, funds from deposits and all other sources used to fund mortgage loan originations and portfolio investments; and the execution of Indymac's business and growth plans and its ability to gain market share in a significant and turbulent market transition. Additional risk factors include the impact of disruptions triggered by natural disasters; pending or future legislation, regulations and regulatory action, or litigation, and factors described in the reports that Indymac files with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K. Indymac does not undertake to update or revise forward-looking statements to reflect the impact of circumstances for events that arise after the date the forward- looking statements are made.

Outline Capital Liquidity Asset Quality And Reserves New Business Model

As A Result Of Raising $676 Million Of Capital, We Remain Well Capitalized Despite A Significant 2007 Loss And We Have A Realistic Plan That We Expect Will Bolster Capital Ratios Further In 2008



($ in millions)
$2,102
$500
$176
($588)[2]
($102)
($75)
$2,013
01/01/07 Bank Core Capital
Bank Perpetual Preferred Stock
Contributions From Holding Company[(1)]
Net Loss
Dividends
Other Regulatory Adjustments
12/31/07 Bank Core Capital

(1) The holding company raised a total of $176 million of common equity and trust preferred securities and contributed the proceeds to the bank during 2007

(2) Lower than the consolidated loss of $615 million as it excludes the holding company cost of the Trust Preferred.

	Indymac 12/31/07	Well-Capitalized Minimum	Percent Indymac Exceeds Well-Capitalized Minimum	Capital Cushion Over Well-Capitalized Minimum (in thousands)
Tier 1 Core Capital	6.24%	5.00%	25%	$399,280
Total Risk-Based Capital (adjusted for additional subprime weighting)	10.50%	10.00%	5%	$100,400

Capital Ratios	Regulatory Capital Definitions				IndyMac		Avg. of Top 3 USA Banks	Top USA Thrift
	Adequately Capitalized		Well Capitalized					
Thrift / Bank HC	Thrift	Bank HC	Thrift	Bank HC	Actual 12/31/07	Forecast 12/31/08		
Tier 1 Core / Leverage	4.00%	4.00%	5.00%	4.00%	6.24%	7.42%	5.01%	7.02%
Tier 1 Risk-Based / Tier 1 Capital	4.00%	4.00%	6.00%	4.00%	9.28%	10.90%	7.46%	8.25%
Total Risk-Based / Total Capital	8.00%	8.00%	10.00%	8.00%	10.50%	12.15%	11.51%	12.12%

imb IndymacBank www.indymacbank.com ■ Raise your expectations.® NYSE: IMB 3

(1) Indymac targets to maintain capital ratios at 7% core and 11% risk based. This analysis assumes these ratios respectively in determining the capital "raised." Due To Our Low Stock Price To Book Value Per Share, Our 2008 Plan Does Not Rely On The Capital Markets For Raising Capital; Instead We Plan To Eliminate The Dividend And Shrink The Balance Sheet Year End 2006 Year End 2007 Balance Sheet Reduction Net Income (1) 7.39% 1.03% 6.24% 0.15% 7.42% 5% Well Capitalized Minimum Tier 1 Core Capital Ratio Capital Cushion Equals $671 million $322 million Projected Year End 2008 (1) Net Income includes Perpetual Preferred Stock dividend of $43 million Net Capital "Raised" ($ in millions) Balance "Raised" Core Capital (1) "Raised" Risk-Based Capital (1) Total Assets (12/31/07) $32,734 Net Portfolio Runoff/Sales 7% 11% MBS (1,375) $96 $30 SFR Mortgage Loans Held For Investment (1,872) 131 103 Homebuilder Construction (541) 38 60 Consumer Construction & Lot (2,006) 140 110 Faster Turn Times On Held For Sale Inventory (443) 31 24 Other Asset Growth 1,641 (115) (90) Projected Total Assets (12/31/08) $28,138 $322 $237 Elimination of common stock dividend 81 81 Total forecasted improvement in capital in 2008 $403 $318

Indymac Ended The Year With A Strong Liquidity Position Both At The Holding Company And At The Bank Holding Company Bank Cash @ 12/31/07 ^ $64 million Debt Obligations: $441 million of 30-year Trust Preferred securities with quarterly interest payments of $7.3 million Holding company has enough cash to pay trust preferred quarterly interest payments for over 2 years without any dividends from the Bank or additional debt or equity raised Holding company has the right to defer dividend payments on trust preferred for up to five years; we do not expect to have to exercise this right 100% of our operating activities are housed in the bank Financed by FHLB and Deposits Year-End 2007 Total Available Liquidity (in billions) Cash on hand $0.5 Federal Home Loan Bank 3.8 Committed Reverse Repurchase Agreements 1.0 Federal Reserve Bank 1.0 Total Available Liquidity $6.3

As of 9/30/07 As of 9/30/07 As of 12/31/07 As of 12/31/07 Change ($ in billions) Balance W/A Coupon Balance W/A Coupon W/A Coupon Deposits (1) $16.8 4.92% $17.8 4.84% (0.08%) Federal Home Loan Bank 11.1 5.06% 11.2 4.98% (0.08%) Reverse Repurchase Agreements and Commercial Paper(3) 1.5 6.38% 0 0.00% (6.38%) Structured Notes / Trust Preferred 0.6 6.37% 0.7 6.24% (0.13%) Total Borrowings 30.0 5.08% 29.7 4.92% (0.16%) Other Liabilities Bank Perpetual Preferred Stock 1.3 0.5 (2) 1.2 0.5 (2) Common Equity 1.9 1.3 Total Liabilities and Equity $33.7 $32.7 Strong Liquidity Is Supported By A Stable Funding Base Of Deposits, FHLB Advances, Long-Term Debt And Equity Q3 07 Q3 07 Q4 07 Q4 07 Average Spot 9/30 Average Spot 12/31 Deposits (1) 4.87% 4.92% 4.91% 4.84% Federal Home Loan Bank 5.24% 5.06% 5.04% 4.98% Reverse Repurchase Agreements and Commercial Paper(3) 6.25% 6.38% 0.00% 0.00% Structured Notes / Trust Preferred 6.44% 6.37% 6.25% 6.24% Total Borrowings 5.21% 5.08% 5.08% 4.92% (1) Over 95% of deposits are FDIC insured. (2) 8.5% coupon non-tax deductible. (3) Includes commitment fees and other related costs.

The Driver Of The Q4 07 Loss Was Substantially Increased Provisions For Estimated Future Credit Losses ... Credit Reserves Increased 71% In One Quarter To $2.4 Billion At 12/31/07 ... Four Times Higher Than $619 Million At 12/31/06 Reserves include mark-to-market adjustments on loans held-for-sale, secondary marketing warranty reserve for sold loans, allowance for loan losses and losses embedded in the value of loans transferred from loans held-for-sale to loans held-for-investment, undiscounted losses embedded in residual valuations and reserves on real-estate owned. Up 71% Q4 07 Q4 07 FY 2007 EPS EPS ($6.43) ($8.28) Total Credit Costs Total Credit Costs (6.64) (11.91)

$555 Million Or 90% Of 2007 Net Loss Came From Home Equity, Subprime, Conduit And Builder Construction Lending... All Have Been Discontinued Residual & NIG Other Losses HELOC & 2nds Builder Construction Conduit East 140.3 193.3 80.4 91.3 109.5 * Losses from HELOCs/2nd and subprime loans in these two categories total $273.7 million, or 82%, of the combined loss of $333.6 million. All Other Business Channels, Net $193.3* 31% Home Equity Division $80.4 13% Builder Construction Division $91.3 15% Conduit Division $109.5 18% Residual & Non- Investment Grade Securities $140.3* 23% $614.8 Million 2007 Net Loss Overall Net Loss by Business Channel/Segment

Indymac's Balance Sheet Has $2.4 Billion In Reserves Set Aside For Future Credit Losses Builder construction loans are projected to decline 45% from $1.2 billion (before loan loss reserves) to $660 million by December 31, 2008 Consumer construction loans are projected to decline 85% from $2.3 billion to $359 million by December 31, 2008 Indymac did not invest in any collateralized debt obligations or collateralized loan obligations

Non-investment Grade And Residual Securities Declined 35% From $416 Million To $272 Million This Quarter With A 64% Decline In The Higher Risk Products And Vintages To $76 Million -35% Higher Risk Vintage/ Products Higher Risk Vintage/ Products $75,625 -64% (2) (2) Due to downgrades of Investment grade securities in January, this amount is projected to increase to $332 million at March 31, 2008. The increase has been included in Indymac's forecast. (1) (1) Investment Grade bonds with a FMV of $50.9mm were downgraded to Non-Investment Grade during the quarter. The Qtr-Qtr Change is adjusted for this amount.

Indymac Transferred $10.3 Billion Of Loans To Its SFR Loans Held For Investment Portfolio Due To A Lack Of Investor Demand For Those Non-Agency Products ... As Part Of The Transfer Substantial Credit Reserves Were Established (1) The $474 million credit "reserve" represents the estimate of future charge-offs embedded in the $581 million lower of cost or market (LOCOM) basis adjustment made at the transfer date.

($ in millions) After The Transfer From The Held For Sale Portfolio, The Held For Investment Portfolio Has A Higher Level Of NPAs But Strong Reserve Coverage ... Loans Held For Sale Are Now Substantially Comprised Of Agency And Prime Jumbo That Are Readily Saleable (1) (1) Substantially all were sold subsequent to year end

Credit Reserves Skewed To Higher CLTV 2nd Liens And Related 1sts (Piggybacks) Due To High Risk Of Defaults From Home Price Declines And 100% Assumed Loss Severity On 2nds

We Believe We Are Beyond The Worst Of EPD Repurchases As We Have Transitioned Most Loan Sales To Agency And MBS Executions ... Non-EPD Repurchases Are Likely To Increase In 2008 And We Have Increased Our Reserves Accordingly ... More Than Tripled In Q4 07 Repurchase Volume Repurchase Demands Q1 06 - Q4 07 Secondary Market Reserve Rollforward $2.7mm = EPD Reserve $177.1mm = Non-EPD Reserve

Builder construction NPAs rose to $480 million (or 40% of outstandings) from $106 million in Q3, due largely to a 73% drop in new home sales on Indymac financed projects during the third quarter, reappraisal of over 66% of the portfolio showing substantial declines in value in land and development projects, and re-assessment of borrower ability to pay principal and interest in a timely fashion given the precipitous drop in sales. We substantially bolstered our credit reserves to $199 million in conjunction with projected growth of NPAs. Reserves represent 17% of entire portfolio (book value) and 41% of NPAs. We hired a nationally recognized independent consulting firm to conduct a thorough assessment of portfolio asset grades and loss allowance. The study concluded that we have responded well to the declining market, appropriately graded our loans, impairments were adequate and we have the appropriate expertise in the workout and financial areas to manage the portfolio. We Have Permanently Discontinued New Lending In The Homebuilder Division ... Focused On Working Out Both Performing And Non- performing Loans And Reserving Against Future Losses 41% coverage of NPAs Q4 06 Q1 07 Q2 07 Q3 07 Q4 07 Sales 550 603 603 232 164 Indymac's Homebuilder Construction Portfolio -73% Sales declined radically after summer mortgage crisis ($ in millions) Units

Outlook for 2008

We Have Significantly Changed Our Production Business Model To Include A National Retail Platform, Temporarily Suspended Some Channels/Products That Utilize Balance Sheet And Permanently Closed Higher Risk Channels/Products Opportunistically acquired retail platform of New York Mortgage Co., American Home and select others with 1,035 sales people and 125 branches Terminating customers for loan quality issues and sales people that have not successfully adapted to GSE environment Temporarily restricted jumbo production (1). Launched new mass media campaign Temporarily suspended new loans (1) Temporarily restricted this start up business to $35 million in capital (1) Permanently closed (1) These actions were taken in conjunction with our balance sheet reduction plan to preserve capital and enhance our capital ratios

We Have Successfully Transformed Our Production To FHA/VA/GSE ... 87% Of 2008 Production Is FHA/VA/GSE vs. 26% In Q1 07 Temporarily restricted this start up business to $35 million in capital (1) Permanently closed business unit Temporarily halted new consumer construction and lot financing (1) Eliminated virtually all new second and home equity lending programs except in our retail bank branches Permanently eliminated all subprime not eligible for sale to the GSEs Temporarily reduced the availability of this product (1) Products permanently eliminated Tightened guidelines and temporarily restricted volume due to illiquid secondary market. Temporary increase in GSE limits should help jumbos (1) Rapidly changed production model to GSE/FHA/VA. Even restricted certain eligible products that cause excessive early delinquencies (1) These actions were taken in conjunction with our balance sheet reduction plan to preserve capital and enhance our capital ratios

S&P Lifetime Losses On New Production Imply Considerable Future Earnings Potential Beyond What Is Forecasted In 2008 Indymac funded $26.3 billion of mortgage production in Q4 06, of which $21.9 billion represented S&P evaluated production with S&P estimated lifetime loss of 188 bps as now calculated under S&P's 6.1 version of their model. We funded roughly $12.3 billion of mortgage production in Q4 07 with S&P lifetime loss of 45 bps. S&P's 6.1 model estimated significantly higher losses in historical production While our production is evaluated using the Standard & Poor's ("S&P") Levels model, the data is not audited or endorsed by S&P. Q4 06 Q3 07 Q4 07 1/1/2008 S&P- Old (6.0 model) 0.0088 0.0035 0 0 S&P- New (6.1 model) 0.0188 0.0072 0.0045 0.0036 0.88% XX% 1.88% 0.45% -152 bps or -80% 0.35% 0.72% Lifetime Loss Estimates By Production Quarter The 2008 full year forecast still includes $372 million in credit costs (2nd largest credit cost year ever). However, our new production model implies future credit costs of approximately $25 million per year (36 bps x $28 billion in assets / 4 year duration) 0.36% Q4 '06 Q3 '06 Q4 '07 Jan '08 Applying S&P's 6.1 model to our Q4 06 production, projected losses increased 114% (Model released by S&P and implemented by Indymac in Nov 07)

We Took The Following Steps To Significantly Reduce Our Costs To Align With Lower Volumes And A GSE Production Environment Quarterly costs before rightsizing Full Year 2008 Forecast 2008 Forecast 2008 Forecast 2008 Forecast 2008 Forecast ($ in thousands) Q2 07 2007 Q1 Q2 Q3 Q4 Full Year Operating Expenses $230,498 $907,698 $189,622 $164,594 $165,694 $167,143 $687,052 Restructuring Charges/Pension Gain (10,335) 21,515 87,951 - - - 87,951 REO Expenses 4,291 46,198 23,000 19,000 12,000 12,000 66,000 Total Expenses $224,455 $975,411 $300,573 $183,594 $177,694 $179,143 $841,003 Hiring freeze implemented in 2006 Pension plan frozen in Q2 07 July 2007 reduction in staff in operating areas- eliminated 382 positions September 2007 correspondent consolidation, closure of conduit and voluntary workforce reduction- eliminated 1,165 positions Q1 08 further rightsizing including closure of 6 regional mortgage centers- eliminated 2,563 positions Reduced compensation of higher paid employees- 5% base, 25% short-term incentive (following 50% reduction in 2007) Suspended 401(k) employer match Eliminated or modified other discretionary employee compensation programs 29% Reduction or $264 million per year run rate savings

Indymac's New Business Model Is Projected To Be Solidly Profitable From Q108 Through all of 2008 ... Including Restructuring Costs and Discontinued Business Activities; The Year Is Projected To Be Slightly Profitable 1) Q1 08 includes benefit of $18.4 million after-tax from implementation of SAB 109 Written Loan Commitments Recorded at Fair Value Through Earnings (1)

Our Mortgage Banking Segment Is Forecast To Earn $184 Million, Or 38% ROE In 2008, With Both Production And Servicing Solidly Profitable ... Projected Thrift Profits Of $120 Million, 17% ROE, Are Less Certain Due To Credit Cost Volatility 1) Includes Q1 08 benefit of $18.4 million after-tax from implementation of SAB 109 Written Loan Commitments Recorded at Fair Value Through Earnings and full year also includes our small commercial real estate operation.

Our New Predominantly FHA/VA, GSE, Jumbo And Reverse Product Mix And Focus On Retail And Wholesale Is Forecasted To Produce Solid Profits Every Quarter (1) Q1 08 includes benefit of $18.4 million after-tax from implementation of SAB 109 Written Loan Commitments Recorded at Fair Value Through Earnings (1)

Thrift Profitability Forecast Has More Potential Volatility As It Remains Difficult To Forecast Credit Losses In Existing Balance Sheet With Precision

Discontinued Business Activities Also Have Similar Volatility Risk To The Forecast For Credit Losses Inherent In These Activities

If Thrift And Discontinued Operations Credit Costs (Including Secondary Marketing Warranty Costs For Prior Production Model) Are Higher Than We Forecast, Earnings Could Be Adversely Impacted And Result In An Overall Loss For Indymac Projected Pre-tax Credit Costs Stress Scenarios For Thrift & Discontinued Just below well capitalized 10% limit; adequately capitalized * We are not stressing this scenario as we believe it is already reasonably conservative given our new production model and product mix *

Yes, Things Could Get Worse, But They Also Could Get Better As A Result Of: Low interest rates and a refinance boom, which we are beginning to experience The Congressional stimulus package, especially the temporary ability of the GSEs to purchase jumbo loans and the increased loan limits for FHA/VA loans Our loss mitigation efforts, which are getting better every day A potential slow return of the non-GSE secondary market

Our Overriding Goal For 2008 Is To Keep Indymac Safe And Sound, With Strong Capital And Liquidity, And Return To Profitability Maintain and build on our safety and soundness Rebuild core and total risk-based capital ratios to over 7.25% and 12.00%, respectively, by 12/31/08 by returning to profitability, suspending the dividend and shrinking the balance sheet by roughly $4.6 billion Maintain strong liquidity through the solid funding sources of Indymac Bank Get back to profitability Continue with the conversion of our production model to the current realities of a tough housing market and the absence of a non-GSE secondary market and demonstrate that Indymac can be profitable with this production model. Earn $85 million in mortgage production for the year. Achieve a $1.1 billion reduction in our credit provisions/costs from 2007, which would be the most significant factor contributing to our return to profitability in 2008. Reduce our operating expenses by $264 million in 2008 from 2007, a 29% reduction. Hit our profit forecast for the year: return to profitability in Q2 and earn $51 million in net income for the last three quarters and a small profit for the full year Become the largest independent home lender in the nation If we achieve the above, we believe that our stock should move from its current levels back up towards book value per share, and, while many shareholders will still be significantly "underwater", our stock could perform well this year.

We Are Focused On The Fundamentals And Long-Term Success Of Our Business Model; Indymac Bank Will Be Dedicated To The Following Key Principles/Goals: Ensure that every loan we make is well understood by each consumer and suitable for them Become the best manager of risk in our industry. Specifically, our goals will be to: Produce the best (credit quality) loans in the industry Have a greater focus on the macroeconomic environment affecting our business activities and look to curtail or hedge some of our lending at various points in the cycle; and Become more of a thrift and reduce our business with Wall Street Become the low cost provider of mortgages in the industry Deliver industry-leading service to our customers

NYSE: IMB

Appendix

2008 Forecast Detail This Appendix contains certain forward-looking statements and a detailed forecast of the Company's results in 2008. Please see the section entitled "Forward-Looking Statements" on page 1 of this presentation for a description of factors which may cause our actual results to differ from those anticipated.

Indymac Bancorp, Inc. P&L

Indymac Bancorp, Inc. Business Unit Forecasted Net Income

Indymac Bancorp, Inc. Balance Sheet

Indymac Bancorp, Inc. Credit Costs and NPA Forecast

2007 - 2008 Actual And Forecasted Credit Reserves And Charge-offs